Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 27, 2023 relating to the consolidated financial statements of Odd Burger Corporation (formerly o/a Globally Local) (formerly Black Lion Capital Corp.) for the years ended September 30, 2022 and September 30, 2021 in the Registration Statement (Form F-1) and the related Prospectus of Odd Burger Corporation dated February 28, 2023.

March 1, 2023	Chartered Professional Accountants
Toronto, Canada	Licensed Public Accountants